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EXHIBIT 11             COMPUTATION OF PER SHARE EARNINGS

                    SIX MONTHS ENDED JUNE 30, 1995 AND 1994


                                                                    1995                 1994
                                                                    ----                 ----
 Primary earnings per share:

   Weighted average shares currently
     outstanding or as originally reported                         4,806,937            4,825,734

   Effect of dilutive stock options (A)                             -                    -
                                                                ------------        -------------
                                                                   4,806,937            4,825,734
                                                                ============         ============
   Net income                                                   $    846,000         $  1,960,000
                                                                ============         ============
   Total earnings per share                                     $        .18         $        .41
                                                                ============         ============
 Fully diluted earnings per share:

   Weighted average shares currently
     outstanding or as originally reported                         4,806,937            4,825,734

   Effect of dilutive stock options (B)                             -                    -
                                                                ------------        -------------
                                                                   4,806,937            4,825,734
                                                                ============         ============
   Net income                                                   $    846,000         $  1,960,000
                                                                ============         ============
   Total earnings per share                                     $        .18         $        .41
                                                                ============         ============



(A) Excludes the effect of stock options of 13,259 and 5,240 for 1995 and 1994.

(B) Excludes the effect of stock options of 14,270 and 5,240 for 1995 and 1994.